Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
KEYUAN PETROCHEMICALS, INC.

Keyuan Petrochemicals, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada, hereby certificates as follows:

A. This Amended and Restated Certificate of Incorporation (i) has been duly adopted in according with the provision of NRS. 78.403 by the Board of Directors and stockholders of the corporation and (ii) restate, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

B. The text of the Certificate of Incorporation as heretofore amended or supplemented is herby amended and restated in its entirety, effective as of the effective date of this filing, to read as follows:

ARTICLE I
The name of this corporation is Keyuan Petrochemicals, Inc.

ARTICLE II
The registered agent in charge thereof is Laughlin Associates, Inc. at 2533 North Carson Street, Carson City, Nevada 89706.

ARTICLE III
The  nature of the  business  and,  the  objects  and  purposes  proposed  to be transacted, promoted  and  carried  on, are to do any or all the things herein mentioned as fully and to the same extent as natural  persons  might or could do and in any part of the world, viz:

         "The purpose of the corporation shall be any lawful business to be conducted under the NRS."

ARTICLE IV
The authorized capital is made up of five classes:

(a)	100,000,000 shares of Common Stock of $0.001 par value, amounting to $100,000.00;
(b)	40,000,000 shares of Preferred Stock with $0.001 par value per share, amounting to $40,000.00.

ARTICLE V
The name and address of the incorporator signing the articles of incorporation is as follows:
                                   Denise D. Smith
                                     1541 E. I-30
                              Rockwall, Texas 78087

ARTICLE VI
The governing  board of this  corporation  shall be known as directors,  and the number of directors  may from time to time be  increased  or  decreased in such manner as shall be provided in the bylaws of this corporation, provided that the number of directors shall not be reduced less than one or be more than ten.

The name and address of the first director, which is one in number, is as follows:
                                   Denise D. Smith
                                     1541 E. I-30
                              Rockwall, Texas 78087

ARTICLE VII       Elimination or Limitation of Liability of Directors
No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

ARTICLE VIII       Indemnification of Directors and Officers
The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the States of Nevada.
Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation, constituting the acknowledgment of the undersigned, under the penalties of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the corporation and that the facts stated herein are true, as of this 21 st day of December       , 2010.

/s/ Chunfeng Tao
Chunfeng Tao, Secretary